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                                                                    Exhibit 10.6

                         MORTGAGE AND SECURITY AGREEMENT

         THIS MORTGAGE AND SECURITY AGREEMENT (this "Agreement") made as of December 11, 2003, by IMAGEMAX, INC., a Pennsylvania corporation (the "Mortgagor", as the successor-in interest to ImageMax of Indiana, Inc., f/k/a American Micro-Med Corporation) in favor of TDH III, L.P., individually and as Agent for the Investors (in such capacity, ratably for the benefit of the Investors, the "Mortgagee"), as defined in that certain Subordinated Loan and Amendment Agreement dated as of December 11, 2003 (as amended, restated or otherwise modified from time to time, the "Loan Agreement"). All initially capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed to such terms in the Loan Agreement.

                                   WITNESSETH

         Mortgagor, IMAGEMAX OF DELAWARE, INC., a Delaware corporation (together with the Mortgagor, collectively, the "Obligors") and Investors are parties to the Loan Agreement. It is a condition precedent to the performance of the Investors under the Loan Agreement that the Mortgagor grant to the Mortgagee a mortgage lien pursuant to the provisions hereof.

         The Obligors have obtained senior financing (the "Senior Loan") from Commerce Bank, NA and FirsTrust Bank ("Senior Lenders") and the security interest of Mortgagee granted herein is subordinate to the security interest granted to Commerce Bank, NA, individually and as agent, as provided in an Amended and Restated Subordination Agreement dated as of June 13, 2002, as amended by a First Amendment to Amended and Restated Subordination Agreement dated as of December 23, 2002, a Second Amendment to Amended and Restated Subordination Agreement dated as of April 11, 2003 and a Third Amendment to Amended and Restated Subordination Agreement of even date herewith (as amended, restated or otherwise modified from time to time the "Subordination Agreement").

         NOW, THEREFORE, in consideration of the Investor's entering into the Loan Agreement and as security for the payment and performance of the Companies' obligations under the Loan Agreement and the Notes (the "Obligations"), and as security for any renewals, extensions, amendments, alterations and modifications hereof or thereof, Mortgagor hereby grants, conveys, mortgages and warrants unto Mortgagee all that certain real estate (the "Real Estate") described in Exhibit A attached hereto and made a part hereof,

                                 TOGETHER WITH:

                  (1) any and all buildings and improvements erected or hereafter erected on the Real Estate;

                  (2) any and all fixtures, appliances, machinery and equipment of any nature whatsoever, and other articles of personal property at any time now or hereafter installed in, attached to or situated in or upon the Real Estate or the buildings and improvements to be erected thereon, or used or intended to be used in connection with the Real Estate, or in the operation of the buildings and improvements, plant, business or dwelling situate on the Real Estate, whether or not the personal property is or shall be affixed thereto;


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                  (3) all building materials, fixtures, building machinery and building equipment delivered on site to the Real Estate during the course of, or in connection with, construction of any buildings and improvements;

                  (4) any and all tenements, hereditaments and appurtenances belonging to the Real Estate or any part thereof hereby mortgaged or intended so to be, or in any way appertaining thereto, and all streets, alleys, passages, ways, water courses and all easements and covenants now existing or hereafter created for the benefit of the Mortgagor or any subsequent owner or tenant of the Real Estate over ground adjoining the Real Estate and all rights to enforce the maintenance thereof, and all other rights, liberties and privileges of whatsoever kind or character, and the reversions and remainders, income, rents, issues and profits arising therefrom (collectively, the "Rents"), and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of the Mortgagor in and to the Real Estate or any part thereof;

                  (5) the proceeds (including, without limitation, insurance proceeds) or replacements of any of the foregoing;

                  (6) all building permits and other municipal permits and approvals heretofore or hereafter issued by an governmental authority with respect to all or any portion of the Real Estate or any building or improvement now or hereafter located thereon; and

                  (7) all plans, drawings, renderings and specifications now or hereafter existing with respect to the Real Estate and any improvements constructed or to be constructed thereon.

                  (All of the above-mentioned real estate, improvements, personal property, Rents and other property and interests are sometimes collectively referred to herein as the "Mortgaged Property".)

                  ALSO TOGETHER WITH any and all awards heretofore and hereafter made to the present and all subsequent owners of the Mortgaged Property by any governmental or other lawful authorities for taking or damaging by eminent domain: (i) the whole or any part of the Mortgaged Property; or (ii) any easement affecting the Mortgaged Property or any part thereof, including any awards for any changes of grade of streets, all of which awards are hereby assigned to the Mortgagee, who is hereby authorized to collect and receive the proceeds of any such awards from such authorities and to give proper receipts and acquittances therefor, and to apply the same (after deducting any reasonable attorney's fees and other costs of collecting the funds) toward the payment of the amount owing on account of this Mortgage and the Notes, notwithstanding the amount owing thereon may not then be due and payable. Mortgagor hereby agrees, upon written request, to make, execute and deliver any and all assignments and other instruments sufficient reasonably required for the purpose of assigning the aforesaid awards to the Mortgagee, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever. Mortgagor further agrees to give Mortgagee immediate notice of the actual or threatened commencement of any proceedings in the nature of eminent domain affecting all or any part of the Mortgaged Property and to deliver promptly to Mortgagee copies of all papers served upon Mortgagor in connection with any such proceedings. No settlement for the damages sustained shall be made by Mortgagor without Mortgagee's prior written approval, which approval shall not be unreasonably withheld.

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         TO HAVE AND TO HOLD the Mortgaged Property hereby conveyed or mentioned and intended so to be, unto the Mortgagee, to its own use forever.

         UNDER AND SUBJECT to the lien of a certain Mortgage between Mortgagor (the successor by merger to ImageMax of Indiana, Inc., f/k/a American Micro-Med Corporation) and Wells Fargo Bank Minnesota, N.A. (assignee of Bank of America, N.A., assignee of KeyBank National Association, assignee of KeyCorp Real Estate Capital Markets, Inc., dated April 2, 1999 and recorded on April 9, 1999 in Chesterton, Porter County, Indiana pursuant to Instrument No. 1999-011664 and the lien of a certain Mortgage between Mortgagor (the successor by merger to ImageMax of Indiana, Inc., f/k/a American Micro-Med Corporation) and Commerce Bank, NA, individually and as agent, dated September ___, 2003 and recorded on __________, 2003 in Chesterton, Porter County, Indiana pursuant to Instrument No. ______ (each a "Prior Mortgage" and collectively the "Prior Mortgages").

         As long as the Mortgaged Property or any part thereof is subject to a Prior Mortgage, Mortgagor agrees that:

         Subject to applicable grace and cure periods, Mortgagor will pay the principal, interest and all other sums when due and payable under the Prior Mortgages no later than their due date and will comply with all of the other terms, covenants and conditions of the Prior Mortgages in all material respects; and

         Upon request of Mortgagee, Mortgagor will produce to Mortgagee, upon request of Mortgagee, receipts or other evidence of payment satisfactory to Mortgagee with respect to all sums due under the Prior Mortgages.

         Any default by Mortgagor under either Prior Mortgage by failure to make payment or otherwise to comply with the terms thereof, or Mortgagor's entry into an agreement contrary to the provisions of the preceding paragraph, shall constitute a default under this Mortgage, and Mortgagee, at its election or upon request of the Institutional Investors, shall have the right to declare immediately due and payable the entire indebtedness secured hereby with interest and other appropriate charges.

         Mortgagee, at its election or upon request of the Institutional Investors, and without notice to Mortgagor, may make, but shall not be obligated to make, any payments that Mortgagor has failed to make under either Prior Mortgage and add the amount of such payments to the principal debt secured hereby on which amount interest will be payable by Mortgagor to the Mortgagee, at the Default Rate (as defined in the Notes), but such payment by the Mortgagee shall not release Mortgagor from Mortgagor's obligations or constitute a waiver of Mortgagor's default hereunder.

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         If and to the extent Mortgagor is required to deliver, and does deliver, original tax receipts and original insurance policies to the holder of a Prior Mortgage, Mortgagor shall be required to deliver only photocopies thereof to Mortgagee within the times herein set forth, notwithstanding that this Mortgage may otherwise require delivery of original documents to Mortgagee.

         PROVIDED ALWAYS, and this instrument is upon the express condition that, if Mortgagor pays to the Investors the principal sum mentioned in the Notes, the interest thereon and all other sums payable by Mortgagor to the Investors as are secured hereby, in accordance with the provisions of the Notes, this Mortgage and the Loan Agreement, at the times and in the manner specified, without deduction, fraud or delay, and if Mortgagor performs and complies with all the agreements, conditions, covenants, provisions and stipulations contained herein, in the Notes and the Loan Agreement, then this Mortgage and the estate hereby granted shall automatically cease and become void without further action.

         MORTGAGOR COVENANTS with Mortgagee that until the indebtedness secured hereby is fully repaid:

                  1. Payment Performance.

                           Mortgagor shall pay to the Investors, in accordance
with the terms of the Notes, this Mortgage and the Loan Agreement, the principal and interest and other sums therein set forth; and shall perform and comply with all the agreements, conditions, covenants, provisions and stipulations therein.

                  2. Maintenance of Mortgaged Property.

                           Mortgagor shall abstain from and shall not permit the
commission of waste in or about the Mortgaged Property; shall not remove, demolish, or alter the structural character of any building erected at any time on the Mortgaged Property, without the prior written consent of Mortgagee; shall not permit the Mortgaged Property to become vacant, deserted or unguarded, and shall maintain the Mortgaged Property in good condition and repair, reasonable wear and tear excepted, making, as and when necessary, all repairs and replacements of every nature.

                  3. Insurance.

                           3.1 Mortgagor, at its sole cost and expense, shall
insure and keep insured the Mortgaged Property against such perils and hazards, and in such amounts and with such limits, as Mortgagee may from time to time require, and, in any event, including:

                                    3.1.1 Insurance against loss to the
Mortgaged Property on an "all risk" policy form, covering insurance risks no less broad than those covered under a Standard Multi Peril (SMP) policy form, which contains the most recent Commercial ISO "Causes of Loss-Special Form," including such other risks as Mortgagee may reasonably require, including, but not limited to, insurance covering the cost of demolition of undamaged portions of any portion of the Mortgaged Property when required by code or ordinance and the increased cost of reconstruction to conform with current code or ordinance requirements, in amounts equal to the full replacement cost of the Mortgaged Property (other than the Real Estate), including fixtures and equipment, mortgagor's interest in leasehold improvements, and the cost of debris removal, with an agreed amount endorsement, inflation guard endorsement and deductibles of not more than Ten Thousand ($10,000) Dollars;

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                                    3.1.2 Rent and rental value/extra expense
insurance (if the Mortgaged Property is tenant occupied) in amounts sufficient to pay during any period in which the Mortgaged Property may be damaged or destroyed, on a gross rents basis for a period of twelve (12) months or such greater time as Mortgagee may deem reasonably appropriate: (i) all Rents and
(ii) all amounts (including, but not limited to, all taxes, assessments, utility charges and insurance premiums) required to be paid by Mortgagor or by tenants of the Mortgaged Property and not Rents;

                                    3.1.3 Business interruption/extra expense
insurance (if the Mortgaged Property is owner occupied) in amounts sufficient to pay during any period in which the Mortgaged Property may be damaged or destroyed, on a gross income basis for a period of twelve (12) months or such greater time as Mortgagee may deem reasonably appropriate (i) all business income derived from the Mortgaged Property and (ii) all amounts (including, but not limited to, all taxes, assessments, utility charges and insurance premiums) required to be paid by Mortgagor,

                                    3.1.4 Broad form boiler and machinery
insurance including business interruption/extra expense and rent and rental value insurance, on all equipment and objects customarily covered by such insurance and/or involved in the heating, cooling, electrical and mechanical systems of the Mortgaged Property (if any are located at the Mortgaged Property), providing for full repair and replacement cost coverage, and other insurance of the types and in amounts as Mortgagee may reasonably require, but in no event less than that customarily carried by persons owning or operating like properties;

                                    3.1.5 During the making of any alterations
or improvements to the Mortgaged Property, (i) insurance covering claims based on the owner's or employer's contingent liability not covered by the insurance provided in Section 3.1.7 below and (ii) workers' compensation insurance covering all persons engaged in such alterations or improvements;

                                    3.1.6 Insurance against loss or damage by
flood or mud slide in compliance with the Flood Disaster Protection Act of 1973, as amended from time to time, if the Mortgaged Property is now, or at any time while the indebtedness secured by this Mortgage remains outstanding shall be, situated in any area which an appropriate governmental authority designates as a special flood hazard area, in amounts equal to the full replacement value of all above grade structures on the Mortgaged Property that are situated in such area;

                                    3.1.7 Commercial general public liability
insurance, with the location of the Mortgaged Property designated thereon, against death, bodily injury and property damage arising on, about or in connection with the Mortgaged Property, with Mortgagee listed as an additional insured, with such limits as Mortgagee may reasonably require (but in no event less than One Million ($1,000,000) Dollars and written on the most recent Standard "ISO" occurrence basis form or equivalent form), excess umbrella liability coverage with such limits as Mortgagee may reasonably require but in no event less than Two Million ($2,000,000) Dollars, and, if any construction of new improvements occurs after execution of this Mortgage, completed operations coverage for a period of one year after construction of the improvements has been completed; and

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                                    3.1.8 Such other insurance relating to the
Mortgaged Property and the uses and operation thereof as Mortgagee may, from time to time require in the exercise of good faith, including, but not limited to, dram shop, products liability and workers' compensation insurance.

                                    3.1.9 All insurance shall: (i) be carried in
companies with a Rating of A- or better and a Financial Size Category of Class IX or higher, as set forth in the most recently published Best's Key Rating Guide, or otherwise acceptable to Mortgagee; (ii) be in form and content reasonably acceptable to Mortgagee; (iii) provide thirty (30) days' advance written notice to Mortgagee before any cancellation, material modification or notice of non-renewal; and (iv) provide that no claims shall be paid thereunder without ten (10) days' advance written notice to Mortgagee. All physical damage policies and renewals shall contain a mortgage clause acceptable to Mortgagee naming each Mortgagee as mortgagee and loss payee, which clause shall expressly state that any breach of any condition or warranty by Mortgagor shall not prejudice the rights of Mortgagee under such insurance, and a loss payable clause in favor of Mortgagee for personal property, contents, inventory, equipment, loss of rents and business interruption. All liability policies and renewals shall name Mortgagee as an additional insured. No additional parties shall appear in the mortgagee or loss payable clause without Mortgagee's prior written consent, other than the holders of the Prior Mortgages. All deductibles shall be in amounts acceptable to Mortgagee. In the event of the foreclosure of this Mortgage or any other transfer of title to the Mortgaged Property in full or partial satisfaction of the indebtedness secured hereby, all right, title and interest of Mortgagor in and to all insurance policies and renewals thereof then in force shall pass to such purchaser or grantee. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void or unsafe by reason of Mortgagor's breach of any condition thereof, or become void or unsafe by reason of the value or impairment of the capital of any company in which the insurance may then be carried, or if for any reason whatever the insurance shall be unsatisfactory to Mortgagee, Mortgagor shall place new insurance that satisfies the requirements of this Article 3.

                           3.2 Any notice pertaining to insurance and required
pursuant to this Article 3 shall be given in the manner provided in the Loan Agreement. The insurance shall be evidenced by the original policy or a true and certified copy of the original policy or Evidence of Property (with respect to a policy of property insurance), or a Certificate of Insurance (in the case of liability insurance). Mortgagor shall use its best efforts to deliver originals of all policies and renewals (or certificates evidencing the same), marked "paid," to Mortgagee at least thirty (30) days before the expiration of existing policies and in any event, Mortgagor shall deliver originals of such policies or certificates to Mortgagee at least fifteen (15) days before the expiration of existing policies. If Mortgagee has not received satisfactory evidence of such renewal or substitute insurance in the time frame specified herein, Mortgagee shall have the right, but not the obligation, to purchase such insurance for Mortgagee's interest only. Any amounts so disbursed by Mortgagee pursuant to this Article 3 shall be a part of the indebtedness secured hereby, shall be immediately payable by Mortgagor to Mortgagee and shall bear interest at the Default Rate. Nothing contained in this Article 3 shall require Mortgagee to incur any expense or take any action hereunder, and inaction by Mortgagee shall never be considered a waiver of any right accruing to Mortgagee on account of this Article 3.

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                           3.3 Mortgagor shall not carry any separate insurance
on the Mortgaged Property concurrent in kind or form with any insurance required hereunder or contributing in the event of loss without Mortgagee's prior written consent and any such policy shall have attached a standard noncontributing mortgagee clause, with loss payable to Mortgagee, and shall meet all other requirements set forth herein.

                           3.4 Mortgagor shall give prompt notice of any loss to
Mortgagee. In case of loss covered by any of such policies, Mortgagee is authorized to adjust, collect and compromise in its discretion all claims thereunder and in such case Mortgagor agrees to sign upon demand, or Mortgagee may sign or endorse on Mortgagor's behalf, all necessary proofs of loss, receipts, releases and other papers required by the insurance companies to be signed by Mortgagor. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact for the purposes set forth in the preceding sentence. Each insurance company is hereby authorized and directed (which direction is hereby declared to be irrevocable until each Note is paid in full and marked satisfied by Mortgagee) to make payment of One Hundred (100%) Percent of all such losses directly to Mortgagee alone. After deducting from such insurance proceeds any expenses incurred by Mortgagee in the collection and settlement thereof, including without limitation reasonable attorneys' and adjusters' fees and charges, Mortgagee shall apply the net proceeds, at its election, to reduction of the indebtedness secured hereby or to restoration or repair of the property damaged. If Mortgagee becomes the owner of the Mortgaged Property or any part thereof by foreclosure or otherwise, such policies, including all right, title and interest of the Mortgagor thereunder, shall become the absolute property of Mortgagee. Neither Mortgagee nor either Mortgagee shall be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

                           3.5 Notwithstanding any provision herein to the
contrary, so long as Mortgagor is in compliance with the insurance requirements as set forth in the Prior Mortgages and Mortgagor causes Mortgagee to be identified under such policies as a loss payee and additional insured, as the case may be, to the extent of any inconsistencies in the amounts of coverage required hereunder and thereunder, the requirements under the Prior Mortgages will prevail, so long as the Prior Mortgages or either of them encumber the Property.

                  4. Taxes and Other Charges.

                           4.1 Mortgagor shall pay when due and payable, and
before interest or penalties are due thereon, all taxes, assessments, water and sewer rents and all other charges or claims which may be assessed, levied, or filed at any time against Mortgagor, the Mortgaged Property or any part thereof or against the interest of Mortgagee therein, or which by any present or future law may have priority over the indebtedness secured hereby either in lien or in distribution out of the proceeds of any judicial sale. Upon written request, Mortgagor shall produce to Mortgagee not later than such dates receipts for the payment thereof, provided that if the Mortgagor in good faith and by appropriate legal action shall contest the validity of any such item, or the amount thereof, and shall have established on its books or by deposit of cash with Mortgagee, as Mortgagee may elect, a reserve for the payment thereof in such amount as Mortgagee may require, then Mortgagor shall not be required to pay the item or to produce the required receipts while the reserve is maintained and so long as the contest operates to prevent collection, is maintained and prosecuted with diligence, and shall not have been terminated or discontinued adversely to Mortgagor.

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                           4.2 Mortgagor shall give Mortgagee a copy of each
notice that Mortgagor receives from the taxing authority evidencing an increase in the assessed value of the Mortgaged Property for real estate tax purposes and of all appeals filed by Mortgagor contesting a proposed increase of, or seeking to obtain a reduction of, such assessed value. After the occurrence of any Event of Default, Mortgagee may participate in, or initiate, prosecute, settle and compromise, any real estate tax assessment appeal affecting all or any portion of the Mortgaged Property, and Mortgagor hereby irrevocably appoints any officer of Mortgagee as Mortgagor's attorney-in-fact to execute, on Mortgagor's behalf, any document that Mortgagee determines to be necessary or desirable in connection with any such assessment appeal.

                  5. Installments for Insurance, Taxes and Other Charges.

                           Unless otherwise required under the Prior Mortgages
and without limitation of anything else herein contained, Mortgagor, after the occurrence of an Event of Default, shall pay to Mortgagee at the time when each installment of interest is payable under the Notes, an amount equal to one-twelfth (1/12) of the annual premiums for insurance required pursuant to
Section 3.1.1 above and the annual real estate taxes, water and sewer rents, any special assessments, charges or claims and any other item which at any time may be or become a lien upon the Mortgaged Property prior to the lien of this Mortgage; and on demand from time to time Mortgagor shall pay to Mortgagee, any additional sums necessary to pay such taxes and other items in full when due, all as estimated by Mortgagee in good faith. The amounts so paid shall be security for payment of such taxes and other items and shall be used in payment thereof if Mortgagor is not otherwise in default hereunder. No amount so paid shall be deemed to be trust funds but may be commingled with general funds of Mortgagee, and no interest shall be payable thereon. If, pursuant to any provision of this Mortgage, the whole amount of the unpaid principal debt becomes due and payable, Mortgagee shall have the right, at its election or upon the request of the Institutional Investors, to apply any amount so held against the entire indebtedness secured hereby. At Mortgagee's option, Mortgagee from time to time may waive and after any such waiver may reinstate the provisions of this Section requiring the monthly payments.

                  6. Security Agreement.

                           This Mortgage constitutes a security agreement and an
authenticated document under the Uniform Commercial Code and shall be deemed to constitute a fixture financing statement. Mortgagor hereby grants to Mortgagee a security interest in the personal and other property (other than real property) included in the Mortgaged Property, and all replacements of, substitutions for, and additions to, such property, and the proceeds thereof and authorizes Mortgagee to file and refile (at Mortgagor's expense) any financing or continuation statements or other security agreements Mortgagee may require from time to time to perfect, confirm or maintain the lien of this Mortgage with respect to such property. A photocopy of a financing statement shall be effective as an original. Without limiting the foregoing, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for or on behalf of Mortgagor at Mortgagor's expense, which appointment, being for security, is coupled with an interest and shall be irrevocable. Mortgagor hereby irrevocably waives, until the indebtedness secured by this Mortgage is paid in full, to the fullest extent permitted under applicable law, all of Mortgagor's rights, if any, to file any correction statement, amendment or termination financing statement relating to any collateral with any jurisdiction.

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                  7. Compliance with Law and Regulations.

                           7.1 Mortgagor shall comply with all laws, ordinances,
regulations and orders of all Federal, State, municipal and other governmental authorities relating to the Mortgaged Property.

                           7.2 For purposes of this Mortgage, the term
"Environmental Laws" means any and all applicable Federal, State and local environmental statutes, laws, ordinances, rules and regulations, whether now existing or hereafter enacted, together with all amendments, modifications, and supplements thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. ss.9601, as amended by the Superfund Amendments and Re-authorization Act of 1986 (Pub. L. No. 99-499, 100 Stat. 1613 (1986) (SARA) or 40 C.F.R. Part 261,
whichever is applicable), and the term "Hazardous Substance" means all contaminants, hazardous substances, pollutants, hazardous waste, residual waste, solid waste, or similar substances or wastes which may be the subject of any Environmental Law.

                           7.3 Mortgagor represents and warrants to Mortgagee
that to the best of its knowledge:

                                    7.3.1 Mortgagor and the Mortgaged Property
are in full compliance with all applicable Environmental Laws.

                                    7.3.2 No Hazardous Substance or petroleum
products are located on the Mortgaged Property (other than those that are reasonably necessary for the operation of the Mortgaged Property or the conduct of the business or businesses that are conducted or intended to be conducted thereon and that are appropriately stored in proper containers, in compliance with all applicable Environmental Laws).

                                    7.3.3 There is no evidence of any release,
discharge or pollution of or from any petroleum product or Hazardous Substance on the Mortgaged Property.

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                                    7.3.4 There are no above-ground or
underground tanks that have been, or are presently being, used for the storage of petroleum products.

                                    7.3.5 Mortgagor has not been identified in
any litigation, administrative proceedings or investigation as a responsible party for any liability under any Environmental Laws.

                                    7.3.6 Mortgagor represents and warrants that
(a) either (1) none of the Mortgaged property is within the definition of the term "property" as defined in Ind. Code ss. 13-11-2-174 and no person is required as a result of the execution and delivery of this mortgage to furnish to any other person the disclosure documents described in and provided for in the Indiana Responsible Property Transfer Law (Ind. Code ss. 3-25-3 et seq.) or
(2) all required disclosure documents have been timely delivered to all persons specified in the Indiana Responsible Property Transfer Law and, (b) the Mortgaged Property does not contain any environmental defect as defined in Ind. Code ss. 13-11-2-70.

                           7.4 Mortgagor: (i) covenants that it will not use,
generate, treat, store, dispose of, or otherwise introduce any Hazardous Substance or petroleum products into or on the Mortgaged Property, and will not cause, suffer, allow, or permit anyone else to do so, in violation of any applicable Environmental Law; (ii) covenants that it will immediately give Mortgagee notice of and comply with any order, action or demand of any governmental authority, or any agency thereof, having Jurisdiction over the Mortgaged Property to remove any Hazardous Substance or petroleum product from the Mortgaged Property and pay for such clean-up, removal and associated costs, fines, and penalties; and (iii) hereby indemnifies and agrees to hold Mortgagee and Mortgagee harmless from and against all loss, liability, damage, expense and costs arising out of Mortgagor's breach of the representations and covenants of this Article, including any such loss, liability, damage, expense or cost suffered by Mortgagee and arising following the occurrence of any Event of Default hereunder and the exercise of any remedy provided herein by Mortgagee. The foregoing indemnification shall survive foreclosure or satisfaction of this Mortgage, the acceptance by Mortgagee of a deed in lieu of foreclosure or the conveyance of the Mortgaged Property to Mortgagee, and their respective successors or assigns pursuant to a judicial sale in execution of any judgment obtained on the Notes.

                           7.5 At any time Mortgagee shall have the right, but
not the obligation, at any time after the occurrence of an Event of Default or if Mortgagee in good faith believes that any representation made in Section 7.3 above is false in any material respect or that Mortgagor has breached any covenant contained in Section 7.4 above to conduct or cause to be conducted by any other person designated by Mortgagee, an environmental audit or similar assessment concerning the Mortgaged Property and its compliance with Environmental Laws and to ascertain the presence of Hazardous Substances on the Mortgaged Property. Mortgagor shall pay all costs and expenses associated with each such audit or assessment. Mortgagee and its designees are authorized to enter upon the Mortgaged Property to perform any such audit or assessment and to conduct all tests reasonably necessary in connection therewith, including above and below ground tests. If any such audit, assessment or other inquiry reveals the presence of any Hazardous Substances or petroleum products in material breach of any representation or covenant contained in this Article or noncompliance with any Environmental Law, Mortgagee, at Mortgagor's expense upon 5 days notice, shall have the right, but not the obligation, to cause the Mortgaged Property to be treated by persons designated by Mortgagee, as is necessary in Mortgagee's opinion, to cause the Mortgaged Property to comply with Environmental Laws and to be free of such Hazardous Substances and petroleum products. Any cost or expense arising from any such audit, assessment or other inquiry and from any treatment not paid by Mortgagor may be paid by Mortgagee. Mortgagor will pay to Mortgagee immediately, and without demand, all sums of money advanced by Mortgagee pursuant to this Article, together with interest on any such advance at the Default Rate, and all such sums and interest thereon shall be secured hereby.

                  8. Inspection.

                           Mortgagee and any persons authorized by Mortgagee
shall have the right at any time, (i) upon reasonable notice to Mortgagor (which notice may be written or telephonic) to enter the Mortgaged Property at a reasonable hour to inspect and photograph its condition and state of repair and
(ii) upon three (3) business days' notice to Mortgagor (which notice may be written or telephonic) to inspect and copy all books, records, contracts, and other documents relating to the Mortgaged Property and its operation, which books, records, contracts and other documents, shall be made available for Mortgagee's inspection in Mortgagor's office at the address specified above.

                  9. Declaration of No Set-Off.

                           Within one (1) week after being requested to do so by
Mortgagee, Mortgagor shall certify to Mortgagee, or to any proposed assignee of this Mortgage, and in a form that is provided by Mortgagee and that is duly acknowledged by Mortgagor, the amount of principal, interest and other charges then owing on the obligation secured by this Mortgage and whether there are any set-offs or defenses against it.

                  10. Right to Remedy Defaults.

                           In the event that Mortgagor should: (i) fail to pay
taxes, assessments, water and sewer charges or other lienable claims (except in case of contest as aforesaid) or insurance premiums; (ii) fail to make necessary repairs; (iii) permit waste; or (iv) otherwise fail to comply with its obligations hereunder or under the Notes or any other document executed in connection with this Mortgage, then Mortgagee, at its election and without notice to Mortgagor other than as may be specifically required herein, shall have the right to make any payment or expenditure which Mortgagor should have made, or which Mortgagee deems advisable to protect the security of this Mortgage or the Mortgaged Property, without prejudice to any of Mortgagee's or either Mortgagee's rights or remedies available hereunder or otherwise, at law or in equity. All such sums, as well as costs, advanced by Mortgagee pursuant to this Mortgage shall be due immediately from Mortgagor to Mortgagee, shall be secured hereby and shall bear interest at the Default Rate from the date of payment by Mortgagee until the date of repayment.

                  11. Events of Default.

                           Any one or more of the following shall constitute an
"Event of Default" hereunder:

                           11.1 Failure of Obligors to pay any installment of
principal or interest, or any other sum, on the date when it is due under the Loan Agreement, the Notes or this Mortgage;

                           11.2 The occurrence of any "Event of Default" or a
"Default" under the Loan Agreement, the Security Agreement or the Notes;

                           11.3 Other than in respect of Events of Default under
Sections 11.1, 11.2, 11.4, 11.5 and 11.6 hereof, Mortgagor's nonperformance of or noncompliance with any of the other agreements, conditions, covenants, provisions or stipulations contained in this Mortgage following Mortgagee's written notice thereof to the Mortgagor and Mortgagee fails to cure such noncompliance within thirty (30) days of receipt of written notice thereof;

                           11.4 The entry of a decree or order for relief by a
court having jurisdiction in the Mortgaged Property in respect of Mortgagor in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Obligors or for any substantial part of their property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days;

                           11.5 The commencement by either Obligor of a
voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by either Obligor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of either Obligor or for any substantial part of either Obligor's property, or the making by either Obligor of any assignment for the benefit of creditors, or the failure of either Obligor generally to pay its debts as such debts become due; and

                           11.6 If a final judgment for the payment of money
shall be rendered against either Obligor and, within sixty (60) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, such judgment shall not have been discharged.

                           Whenever a state of facts exists that, upon delivery
of notice and/or expiration of an applicable cure period, constitutes an Event of Default hereunder or under the Loan Agreement, the Security Agreement or the Notes, notice to either Obligor of such state of facts under any of such documents shall constitute notice under this Mortgage and all such documents, and the cure periods, if any, afforded to Obligor under this Mortgage and all such documents with respect to such state of facts shall run concurrently, not consecutively.

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

                  12. Remedies.

                           12.1 Upon the happening of any Event of Default, the
entire unpaid balance of principal, accrued interest and all other sums secured by this Mortgage shall become immediately due and payable, at the option of Mortgagee, without further notice or demand, and without relief from valuation or appraisement laws.

                           12.2 When the entire indebtedness shall become due
and payable, either because of maturity or because of the occurrence of any Event of Default, or otherwise, then forthwith:

                                    12.2.1 Foreclosure. Mortgagee may institute
an action of mortgage foreclosure, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate(s) stipulated in the Notes, together with all other sums due from Mortgagor in accordance with the provisions of the Notes and this Mortgage, including all sums which may have been loaned by Mortgagee to Mortgagor after the date of this Mortgage, all sums which may have been advanced by Mortgagee for taxes, water or sewer rents, other lienable charges or claims, insurance or repairs or maintenance after the date of this Mortgage (including the period after the entry of any judgment in mortgage foreclosure or other judgment entered pursuant to this Mortgage or the Notes), and all costs of suit, including reasonable counsel fees. Mortgagor authorizes Mortgagee at its option to foreclose this Mortgage subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties defendant to any such foreclosure proceedings and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceedings instituted by Mortgagee to recover the indebtedness secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property; however, nothing herein contained shall prevent Mortgagor from asserting in any proceedings disputing the amount of the deficiency or the sufficiency of any bid at such foreclosure sale that any such tenants adversely affect the value of the Mortgaged Property. Nothing herein is intended to constitute a waiver of Mortgagor's and Mortgagee's rights under Ind. Code ss. 32-29-7-5 it being agreed that the parties may mutually consent to such waiver as discussed therein in a separate written instrument.

                                    12.2.2 Post-judgment Remedies. Mortgagor
authorizes Mortgagee, at its option after entry of any judgment in mortgage foreclosure pursuant to this Mortgage to petition the court in which such judgment was entered to reassess damages and/or modify such judgment to include all sums which may have been advanced or paid by Mortgagee after the entry of such judgment for, or are otherwise due and payable for, taxes, water and sewer rents, other lienable charges or claims, attorneys' fees and costs, insurance for or repairs to or maintenance of the Mortgaged Property and additional accrued interest at the Default Rate.

                                    12.2.3 Possession. Mortgagee may enter into
possession of the Mortgaged Property, with or without legal action, and by force if necessary or, in the alternative, Mortgagee, shall be entitled as of right to appointment of a receiver without regard to the solvency of Mortgagor or any other person liable for the debt secured hereby, and regardless of whether Mortgagee have an adequate remedy at law. Either Mortgagee or a receiver, as the case may be, may rent the Mortgaged Property, or any part thereof, for such term or terms and on such other terms and conditions as Mortgagee or such receiver may see reasonably fit, collect all Rents (which term shall also include sums payable for use and occupation) and, after deducting all costs of collection and administration expense, apply the net Rents to the payment of taxes, water and sewer rents, other lienable charges and claims, insurance premiums and all other carrying charges, and to the maintenance, repair or restoration of the Mortgaged Property, or in reduction of the principal or interest, or both, hereby secured, in such order and amounts as Mortgagee or said receiver may elect and for that purpose Mortgagor hereby assigns to Mortgagee all rentals due and to become due under any existing or future lease or leases or rights to use and occupation of the Mortgaged Property, as well as all rights and remedies provided in such lease or leases or at law or in equity for the collection of the rentals. Any lease or leases entered into by Mortgagee or a receiver pursuant to this Section shall survive foreclosure of the Mortgage and/or repayment of the debt, except to the extent any applicable lease may provide otherwise.

                           12.3 Mortgagee shall have the right, from time to
time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether the principal indebtedness or any other sums secured by the Notes and this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action to foreclose this Mortgage or take any other action for any default by Mortgagor existing at the time the earlier action was commenced.

                           12.4 Any real estate sold to satisfy the indebtedness
secured by this Mortgage may be sold in one parcel, as an entirety, or in such parcels and in such manner or order as Mortgagee, in its sole discretion, may elect.

                           12.5 Neither the Mortgagor nor any other person now
or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Mortgage or the Notes, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of the Mortgage or Notes without first having obtained the consent of Mortgagor or such other person; and in the latter event the Mortgagor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee. No release of all or any part of the security as aforesaid shall in any way impair or affect the lien of this Mortgage or its priority over any subordinate lien.

                           12.6 With respect to the personal property in which a
security interest is herein granted, Mortgagee may exercise any or all of the rights accruing to a secured party under this Mortgage, the Uniform Commercial Code as applicable in the jurisdiction in which the Mortgaged Property is located and any other applicable law. Mortgagor shall, if Mortgagee requests, assemble all such personal property and make it available to Mortgagee at a place or places to be designated by Mortgagee , which shall be reasonably convenient to Mortgagor and Mortgagee. Any notice required to be given by Mortgagee of a public or private sale, lease or other disposition of the personal property or any other intended action by Mortgagee may be personally delivered to Mortgagor or may be deposited in the United States mail with postage prepaid, duly addressed to Mortgagor at the address of Mortgagor last known to Mortgagee, at least five (5) business days prior to such proposed action, and such shall constitute reasonable and fair notice to Mortgagor of any such action.

                           12.7 Mortgagee shall receive the proceeds of any sale
of the Mortgaged Property and shall apply such proceeds of sale in the following order:

                                    12.7.1 to all costs, fees, charges and
expenses incurred by Mortgagee and Mortgagee in connection with any Event of Default hereunder, the exercise of any of the rights and remedies of Mortgagee hereunder, and any such sale, including, but without limiting the generality of the foregoing, reasonable attorneys' fees, costs and disbursements, receiver's fees, all expenses of such sale (including sheriffs costs and title search charges), title insurance premiums, realty transfer or similar taxes and recording fees and charges;

                                    12.7.2 to the payment of all sums advanced
by Mortgagee to preserve its security in the Mortgaged Property or the lien of this Mortgage;

                                    12.7.3 to the payment of accrued interest
and unpaid principal due under the Notes (to be allocated between interest and principal due thereon in such manner as Mortgagee may in its absolute discretion determine); and

                                    12.7.4 the balance, if any, to the persons
legally entitled thereto.

                  13. Counsel Fees.

                           If Mortgagee or any of the Investors: (i) becomes a
party to any suit or proceeding affecting the Mortgaged Property, title to the Mortgaged Property, the lien created by this Mortgage or Mortgagee's interest therein (including any proceeding in the nature of eminent domain); (ii) engages counsel to collect any of the indebtedness or to enforce performance of the agreements, conditions, covenants, provisions or stipulations of this Mortgage or the Notes; (iii) engages counsel on such party's behalf in connection with any bankruptcy, insolvency, reorganization proceeding or other similar proceeding involving Mortgagor (whether such costs, expenses or attorneys' fees incurred in the sole discretion of Mortgagee, are related to the review, determination, protection, monitoring (including attendance at meetings or hearings) or enforcement by Mortgagee of the indebtedness evidenced by the Notes, including but not limited to the preparation and filing of any proof of claim and without regard to whether Mortgagee or either Mortgagee files, responds to or is a party to any application, motion or other proceeding) or
(iv) engages counsel for any other purpose pertaining to the indebtedness that is secured by this Mortgage, then all of such Mortgagee's or Mortgagee's costs, expenses and reasonable counsel fees, whether or not suit is instituted, shall be paid to Mortgagee by Mortgagor, on demand, with interest at the Default Rate and until paid such amounts shall be deemed to be part of the indebtedness evidenced by the Notes and secured by this Mortgage.

                  14. Amendment.

                           This Mortgage cannot be changed or amended except by
an agreement in writing signed by the party against whom enforcement of the change is sought.

                  15. Parties Bound.

                           This Mortgage shall be binding upon and inure to the
benefit of the parties hereto and their respective successors and assigns. For purposes of this Mortgage, the neuter shall include the masculine and the feminine and the singular shall include the plural and the plural the singular, as the context may require.

                  16. Interest Rate.

                           Notwithstanding any provision contained in this
Mortgage or in the Notes secured hereby, Mortgagor's liability for interest shall not exceed the limits now imposed by the applicable usury law. If any clause in the Notes or this Mortgage requires interest payments in excess of the highest rate permitted by the applicable usury law, the clause in question shall be deemed to require such payment at the highest interest rate allowed by the applicable usury law.

                  17. Other Financing.

                           Mortgagor will not create or permit to exist any
other lien on, or security interest in, any portion of the Mortgaged Property (including any furniture, fixtures, machinery and equipment used in connection therewith) except the Prior Mortgages; will not lease any such furniture, fixtures, machinery and equipment; and will not incur any indebtedness to purchase any such furniture, fixtures, machinery and equipment, except as contemplated hereby or in the ordinary course of business, without the prior written consent of Mortgagee.

                           Mortgagor shall have no right to permit the holder of
any subordinate mortgage or other subordinate lien, whether or not consented to by Mortgagee, to terminate any lease of all or a portion of the Mortgaged Property whether or not such lease is subordinate (whether by law or the terms of such lease or a separate agreement) to the lien of this Mortgage without first obtaining the prior written consent of Mortgagee. The holder of any subordinate mortgage or other subordinate lien shall have no such right, whether by foreclosure of its mortgage or lien or otherwise, to terminate any such lease, whether or not permitted to do so by Mortgagor or as a matter of law, and any such attempt to terminate any such lease shall be ineffective and void.

                  18. Conveyance.

                           Without the prior written consent of Mortgagee,
Mortgagor will abstain from and will not cause or permit any sale, exchange, transfer, lease (other than in the ordinary course of business) or conveyance (herein all called "transfer") of the Mortgaged Property or any part thereof, or any interest therein, voluntarily or by operation of law. Any change in the ownership of the corporate stock of Mortgagor or of the issuance of additional stock which would result in the transfer of control and management of Mortgagor shall be deemed to be a transfer of the Mortgaged Property within the meaning of this Article.

                  19. Future Obligations.

                           Notwithstanding anything contained in this Mortgage,
the Notes or the Loan Agreement to the contrary, this Mortgage shall secure: (i) the face amount of the Notes; (ii) all other amounts now or hereafter payable by Mortgagor or Obligors to Mortgagee, or advanced by Mortgagee for the account, or on behalf, of Mortgagor or Obligors or the Mortgaged Property, pursuant to the Loan Agreement, the Security Agreement or this Mortgage, including, without limitation, amounts advanced with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums and other costs and impositions incurred for the protection of the Mortgaged Property to the same extent as if the future obligations and advances were made on the date of execution of this Mortgage; and (iii) future modifications, extensions and renewals of any Obligation secured by this Mortgage with respect to any modifications, extensions, and renewals referred to herein and made from time to time shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that any such future modification, extension, or renewal may occur after this Mortgage is executed.

                  20. Business Purpose.

                           Mortgagor warrants that this Mortgage is delivered in
connection with a business or commercial loan transaction.

                  21. Construction.

                           This Mortgage shall be construed in accordance with
the laws of the state in which the Mortgaged Property is located.

                  22. Severability.

                           Any provision of this Mortgage which is prohibited or
unenforceable shall be ineffective to the extent of such prohibition or unenforceability but shall not invalidate or render unenforceable any other provision in this document and the remaining provisions shall stay in full force and effect.

                  23. Modification.

                           This Mortgage may only be modified by a writing
executed by Mortgagor and Mortgagee.

                  24. No Merger.

                           It is the intention of the Mortgagee and Mortgagor
that this Mortgage shall not merge into any judgment in mortgage foreclosure or other judgment entered pursuant to this Mortgage or the Notes and that all rights, remedies, covenants, obligations, and agreements in this Mortgage shall survive the entry of such judgment or judgments.

                  25. Valuation and Appraisement Laws. Mortgagor shall pay all sums of money secured hereby in the manner provided herein and in the Notes and the Loan Agreement, without relief from valuation or appraisement laws.

                  26. No Confession of Judgment. Except as provided herein to the contrary the term "Obligations" shall include, without limitation, any judgment(s) or final decree(s) rendered to collect any money obligations of Mortgagor to Mortgagee and/or to enforce the performance or collection of all rights, remedies, obligations, covenants, agreements, conditions, indemnities, representations, warranties, and other liabilities of the Mortgagor under this Mortgage, the Notes or the Loan Agreement; provided however, such Obligations shall NOT include any judgment(s) or final decree(s) rendered in another jurisdiction, which judgment(s) or final decree(s) would be unenforceable by an Indiana Court pursuant to Ind. Code 34-54-3-4. The obtaining of any judgment by Mortgagee (other than a judgment foreclosing this Mortgage) and any levy of any execution under any such judgment upon the Mortgaged Property shall not affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, powers, rights and remedies of Mortgagee, but such liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied.

                           IN WITNESS WHEREOF, this Mortgage has been duly
executed, under seal, as of the day
and year first above written.


                         IMAGEMAX, INC., a Pennsylvania corporation, as the successor-in interest to ImageMax of Indiana, Inc., f/k/a American Micro-Med Corporation


                         By: /s/ David B. Walls
                             ------------------
                             David B. Walls, CFO


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